UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported)         October 19, 2000

TELLABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-9692	36-3831568
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

4951 Indiana Avenue, Lisle, Illinois	60532
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (630) 378-8800

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events.

Stock Repurchase Plan

On October 18, 2000, Tellabs, Inc. announced that its Board of Directors has authorized the repurchase of up to 4 million shares of its outstanding common stock. Further details are contained in the press release of Tellabs, Inc., dated October 18, 2000, attached hereto as Exhibit 99 and incorporated herein by reference.

Item 7. Exhibits.

   (c) Exhibits
     Exhibit 99 - Press Release of Tellabs, Inc., dated October 18, 2000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                       TELLABS, INC.
                     (Registrant)

                             /s Joan E. Ryan
                         Joan E. Ryan
                                       Chief Financial Officer

October 19, 2000
(Date)

EXHIBIT INDEX

Exhibit Number	Description
99	Press Release of Tellabs, Inc., dated October 18, 2000.